SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 26, 2007

AXIAL VECTOR ENGINE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-49698	98-0353007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One World Trade Center, 121 SW Salmon Street, Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (503) 471-1348
_________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective November 26, 2007, Samuel J. Higgins resigned as President, Chief Executive Officer and as a member of directors of the Registrant.  Mr. Higgins has no disagreements with the Company on any matter relating to the Company's operations, policies or practices.

On November 26, 2007, the board of directors appointed Mr. Arthur Deane Preston to act as a member of our Board of Directors, and to serve as a Director beginning November 26, 2007.

Mr. Preston retired from the electrical industry in 2000.  Mr. Preston has had over forty-five years of experience in the electrical industry.  His background includes the supervision of construction, installations and maintenance of transmission, distribution, substation systems, both overhead and underground.  Mr. Preston’s background also includes extensive involvement in contract negotiations and employment relations.

There are no family relationships between Mr. Preston and any of our directors or executive officers.

Mr. Preston has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Resignation of Samuel J. Higgins

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axial Vector Engine Corporation

/s/  Ahmed Khalifa
Ahmed Khalifa
Chief Executive Officer

Date:    November 26, 2007